UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2026 (March 4, 2026)

Natural Grocers by Vitamin Cottage, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35608	45-5034161
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12612 West Alameda Parkway
Lakewood, Colorado 80228
(Address of principal executive offices) (Zip Code)

(303) 986-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	NGVC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

The 2026 annual meeting of stockholders (the “Annual Meeting”) of Natural Grocers by Vitamin Cottage, Inc. (the “Company”) was held virtually on March 4, 2026. A total of 21,267,524 shares of the Company’s common stock were represented at the Annual Meeting in person or by proxy, constituting 92.33% of the outstanding shares entitled to vote at the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the following matters, which are described in detail in the proxy statement filed by the Company with the Securities and Exchange Commission on January 22, 2026:

1.	To elect Zephyr Isely, David Rooney, and Sandra Buffa as Class II directors, to serve for a three-year term ending at the Company’s 2029 Annual Meeting of Stockholders (“Proposal No. 1”); and

2.	To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026 (“Proposal No. 2”).

The Company’s stockholders elected the three director nominees recommended for election in Proposal No. 1. The votes cast on Proposal No. 1 were as follows:

	For	Withheld	Broker Non-Votes
Zephyr Isely	16,026,727	3,521,239	1,719,558
David Rooney	16,760,662	2,787,304	1,719,558
Sandra Buffa	17,466,551	2,081,415	1,719,558

The Company’s stockholders approved Proposal No. 2. The votes cast on Proposal No. 2 were as follows:

	For	Against	Abstain
Appointment of KPMG	21,071,794	131,811	63,919

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2026
Natural Grocers by Vitamin Cottage, Inc.

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-President

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